UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2013

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other	Commission File Number	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation or		Number)
Organization)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On October 31, 2013, AmerisourceBergen Corporation (the “Company”) issued a news release announcing its earnings for the fiscal quarter and fiscal year ended September 30, 2013, announcing its expectations for fiscal year 2014, and announcing its corresponding earnings conference call.

In its news release, the Company included certain non-U.S. Generally Accepted Accounting Principles (“non-GAAP”) financial measures. The non-GAAP financial measures are presented for the fiscal year 2013 periods, as no adjustments have been made to fiscal year 2012 GAAP results. The adjustments made to diluted earnings per share relate to amounts associated with the Company’s LIFO expense and the warrant expense. Management considers GAAP financial measures as well as the presented non-GAAP financial measures in its evaluation of the Company’s operating performance.  Therefore, the Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.  Reconciliations of GAAP financial measures to non-GAAP financial measures are attached to the news release attached as Exhibit 99.1 to this report, and should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP.

A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

In the news release issued on October 31, 2013, the Company announced that beginning in fiscal year 2014, it will report adjusted earnings that exclude: LIFO charges and credits; warrant expense; acquisition related expenses and intangibles amortization; special one-time employee severance, litigation, and other expenses; and gains from antitrust litigation settlements. In addition, the Company will calculate its adjusted diluted earnings per share for each period using a diluted weighted average share count which will exclude the accounting dilution resulting from the impact of the unexercised equity warrants.

On this new basis, the adjusted earnings per share from continuing operations for fiscal 2013 were $3.21, up $0.07 from the reported adjusted earnings per share of $3.14 in the Company’s news release furnished as Exhibit 99.1 to this report.  Employee severance, litigation and other of $23.5 million and acquisition related intangibles amortization of $24.4 million, offset by gains from antitrust litigation settlements of $22.9 million, collectively, contributed to the $0.07 difference in adjusted earnings per share. There was no accounting dilution to the Company’s share count in fiscal 2013 resulting from the unexercised warrants.

The Company also announced its expectations for fiscal year 2014 adjusted diluted earnings per share from continuing operations in the range of $3.60 to $3.73. Key assumptions supporting the 2014 adjusted diluted earnings per share from continuing operations range are: revenue growth in the range of 28 percent to 31 percent; operating income growth in the 12 percent to 16 percent range; an operating margin decline in the high teens basis points range due to the onboarding of significant new lower margin business; free cash flow in the range of $500 million to $700 million, with capital expenditures in the $300 million range; and approximately $500 million in share repurchases, with the majority occurring in the second half of fiscal 2014, subject to market conditions.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this report:

99.1  News Release, dated October 31, 2013, of AmerisourceBergen Corporation, regarding the Company’s earnings for the fiscal quarter and fiscal year ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: October 31, 2013	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Senior Vice President
and Chief Financial Officer